Exhibit 99.1
Allis-Chalmers Energy Announces Backstopped Rights Offering, Investment by Lime Rock Partners and
Modified Dutch Auction Tender Offers for its Senior Notes
Houston, Texas, May 20, 2009 — Allis-Chalmers Energy Inc. (NYSE: ALY) today announced an issuance to its stockholders of rights to purchase approximately 35.7 million shares of its common stock at a subscription price of $2.50 per share. Lime Rock Partners V, L.P. has agreed, subject to certain terms and conditions, to backstop the offering by purchasing from Allis-Chalmers, at the same price, any shares not purchased by Allis-Chalmers’ existing stockholders, up to the number of shares of common stock that will constitute 34.055% of Allis-Chalmers’ common stock outstanding after the offering and the closing of the backstop commitment. Allis-Chalmers intends to use the proceeds of the offering to repay indebtedness outstanding under its bank credit facility and senior notes. If the conditions to Lime Rock’s backstop commitment are met, Allis-Chalmers expects the aggregate gross proceeds of the offering and the backstop commitment to be between approximately $79.9 and $89.3 million.
Allis-Chalmers plans to distribute, at no charge, to the holders of its common stock as of 5:00 p.m. Eastern time on June 1, 2009, the record date for purposes of the offering, one non-transferable warrant for each share of common stock owned on the record date. Each warrant will represent the right to purchase one share of Allis-Chalmers common stock at the subscription price. The offering will include an oversubscription privilege that will allow warrant holders who fully exercise their warrants to subscribe for, at the subscription price, up to an additional 32% of the number of shares they were entitled to purchase through their basic subscription, but only to the extent that such additional shares are available because other warrant holders do not exercise their warrants in full. Assuming three day settlement, the last day on which to buy Allis-Chalmers common stock and receive warrants with respect to such stock will be May 27, 2009. Allis-Chalmers expects to mail a prospectus supplement and a warrant certificate to each record date stockholder on or about June 3, 2009, and anticipates that the warrants will expire on or about June 16, 2009. Each of these dates is subject to change, and stockholders should review the prospectus supplement to determine the final dates relating to the offering. Allis-Chalmers may terminate the offering at any time in its sole discretion.
Lime Rock’s backstop commitment is subject to certain terms and conditions, including the conditions that Allis-Chalmers’ existing stockholders purchase at least 25% of the common stock offered in the offering and that at least $100.0 million in aggregate principal amount of Notes (as defined below) be validly tendered for repurchase (and not withdrawn) through the Tender Offers (as defined below) at clearing prices not to exceed an average price agreed to by Allis-Chalmers and Lime Rock.

In addition to its backstop commitment, Lime Rock has agreed, subject to certain terms and conditions, to purchase from Allis-Chalmers, at a price of $1,000.00 per share, shares of newly-issued 7.0% convertible perpetual preferred stock. The shares of convertible preferred stock to be issued to Lime Rock will be convertible into 19.9% of Allis-Chalmers’ common stock outstanding following the closing of the rights offering and backstop commitment, at a conversion price of $2.56 per share. Allis-Chalmers also intends to use the proceeds of its sale of convertible preferred stock to Lime Rock to repay indebtedness outstanding under its bank credit facility and senior notes. Lime Rock’s convertible preferred stock purchase commitment is subject to certain terms and conditions, including the same conditions described above relating to the participation by existing stockholders in the offering and the Tender Offers. If these conditions are met, Allis-Chalmers expects the gross proceeds of the private placement of convertible preferred stock to be between approximately $34.5 and $36.4 million.
Pursuant to its backstop commitment and convertible preferred stock purchase commitment, Lime Rock could acquire up to 45% of Allis-Chalmers’ outstanding common stock on a pro forma basis, as adjusted for the rights offering, the backstop commitment and the convertible preferred stock purchase (counting the convertible preferred stock on an as converted basis). However, pursuant to the terms of the agreements between Allis-Chalmers and Lime Rock, Lime Rock’s total voting power will not exceed 35% of the total voting power of Allis-Chalmers’ stockholders. Lime Rock has also agreed, with certain exceptions, that for a period of three years it will not acquire any shares of voting stock of Allis-Chalmers that would, when combined with shares of voting stock already owned by Lime Rock, cause it to own more than 45% of Allis-Chalmers’ common stock or more than 35% of the total voting power of Allis-Chalmers’ stockholders.
RBC Capital Markets Corporation is serving as Allis-Chalmers’ financial advisor in connection with the rights offering, backstop commitment and private placement of convertible preferred stock.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, and there will be no sale of any securities in any state in which such an offer, solicitation, or sale would be unlawful prior to the registration of qualification of such securities under the securities laws of any such state. The rights offering will be made only by means of a prospectus supplement and accompanying prospectus. Allis-Chalmers has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the rights offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the documents Allis-Chalmers has filed with the SEC for more complete information about Allis-Chalmers and the offering. You may get these documents for free by visiting IDEA on the SEC Web site at www.sec.gov. Alternatively, Allis-Chalmers will arrange to send you the prospectus if you request it by calling (713) 369-0550. The convertible preferred stock and common stock issuable through the backstop commitment have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act or the availability of an applicable exemption from the registration requirements of such act.
Allis-Chalmers also announced that it is commencing cash tender offers (the “Tender Offers”) to purchase up to $100.0 million aggregate principal amount of its 9.0% Senior Notes due 2014 (CUSIP Number 019645 AC 4) (the “9.0% Notes”) and up to $25.0 million aggregate principal amount of its 8.5% Senior Notes due 2017 (CUSIP Number 019645 AE 0) (the “8.5% Notes,” and together with the 9.0% Notes, the “Notes”) at purchase prices per $1,000.00 principal amount to be determined in accordance with a modified “Dutch auction” procedure, as set forth in an Offer to Purchase dated May 20, 2009 (the “Offer to Purchase”). The primary pricing terms for the Tender Offers are as follows:

						Total
			Outstanding	Principal Amount	Early	Consideration
			Principal	Subject to the	Participation	(Acceptable Bid
Security Description	CUSIP No.	Maturity Date	Amount	Tender Offer	Payment(1)	Price Range)(1)(2)
9.0% Senior Notes due 2014	019645 AC 4	January 15, 2014	$255,000,000	$100,000,000	$20.00	$570.00 - $650.00
8.5% Senior Notes due 2017	019645 AE 0	March 1, 2017	$250,000,000	$25,000,000	$20.00	$520.00 - $600.00

(1)	Per $1,000.00 principal amount of Notes that are accepted for purchase.

(2)	Includes the Early Participation Payment.
The total consideration payable pursuant to the Tender Offers per $1,000.00 principal amount of Notes validly tendered and accepted for purchase by Allis-Chalmers will be determined based on a formula consisting of a base price (including the Early Participation Payment) per $1,000.00 principal amount of Notes equal to $570.00, plus a clearing premium not to exceed $80.00, in the case of the 9.0% Notes, and equal to $520.00, plus a clearing premium not to exceed $80.00, in the case of the 8.5% Notes.
The clearing premium with respect to each series of Notes will be the lowest single premium with respect to such series at which Allis-Chalmers will be able to purchase $100.0 million aggregate principal amount and $25.0 million aggregate principal amount of the 9.0% Notes and 8.5% Notes, respectively, by accepting all validly tendered Notes with bid premiums equal to or lower than the respective clearing premiums. If the aggregate amount of 9.0% Notes and/or 8.5% Notes validly tendered (and not withdrawn) at or below the respective clearing premiums would cause Allis-Chalmers to purchase more than $100.0 million principal amount of the 9.0% Notes and/or $25.0 million principal amount of the 8.5% Notes, then the holders of the 9.0% Notes and/or 8.5% Notes tendered at or below the respective clearing premiums will be subject to proration as described in the Offer to Purchase.
Allis-Chalmers will pay accrued and unpaid interest on all Notes tendered and accepted for payment in the Tender Offers from the last interest payment date to, but not including, the date on which the Notes are purchased.
Holders of Notes who validly tender (and do not withdraw) their Notes at or prior to 9:00 a.m., Eastern Time, on June 3, 2009, unless extended by Allis-Chalmers (the “Early Participation Date”), will receive an early participation payment of $20.00 per $1,000.00 principal amount of Notes tendered (the “Early Participation Payment”). Holders tendering their Notes after the Early Participation Date will not be eligible to receive the Early Participation Payment.
The Tender Offers are scheduled to expire at 5:00 p.m., Eastern time, on June 18, 2009, unless extended or earlier terminated by Allis-Chalmers (the “Expiration Date”). Tendered Notes may be withdrawn at any time at or prior to 9:00 a.m., Eastern time, on June 3, 2009, unless extended by Allis-Chalmers (the “Withdrawal Date”). Holders of Notes who tender their Notes after the Withdrawal Date, but on or prior to the Expiration Date, may not withdraw their tendered Notes.

The Tender Offers are conditioned upon the satisfaction or waiver of certain conditions, including Allis-Chalmers’ receipt of the funds necessary to complete the Tender Offers from the rights offering and convertible preferred stock sale described above. Subject to applicable law, Allis-Chalmers may terminate the Tender Offers at any time before the Expiration Date in its sole discretion.
Allis-Chalmers has retained RBC Capital Markets Corporation to act as the dealer manager for the Tender Offers. Global Bondholder Services Corporation is the information agent and depositary for the Tender Offers. Questions regarding the Tender Offers should be directed to Mario Lewis at RBC Capital Markets Corporation at (212) 618-2204. Requests for documentation should be directed to Global Bondholder Services Corporation by calling toll-free (866) 470-3600 or (212) 430-3774 (for banks and brokers).
This press release does not constitute an offer to purchase, or the solicitation of an offer to sell, any securities, and there will be no purchase of any securities in any state in which such an offer, solicitation, or purchase would be unlawful prior to the registration of qualification of such securities under the securities laws of any such state. The Tender Offers are being made only by means of the Offer to Purchase and related documents. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities or blue sky laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Allis-Chalmers by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield services company. Allis-Chalmers provide services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, New Mexico, Oklahoma, Arkansas, offshore in the Gulf of Mexico, and internationally, primarily in Argentina, Brazil and Mexico. Allis-Chalmers provides directional drilling services, casing and tubing services, underbalanced drilling, production and workover services with coiled tubing units, rental of drill pipe and blow-out prevention equipment, and international drilling and workover services. For more information, visit Allis-Chalmers’ website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.
Forward-Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers’ business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Although forward-looking statements in this press release reflect the good faith judgment of Allis-Chalmers’ management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.
Further information about the risks and uncertainties that may affect our business are set forth in Allis-Chalmers’ most recent filing on Form 10-K (including, without limitation, in the “Risk Factors” section) and in its other SEC filings and publicly available documents. Allis-Chalmers urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Allis-Chalmers Energy Inc.
Investor Relations
Victor M. Perez, 713-369-0550
CFO